Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made as of this 29th day of November, 2017 (the “Effective Date”) by and between LINCOLN EDUCATIONAL SERVICES CORPORATION, a New Jersey corporation (the “Parent”); LINCOLN TECHNICAL INSTITUTE, INC.; a New Jersey corporation; NASHVILLE ACQUISITION, L.L.C., a Delaware limited liability company; SOUTHWESTERN ACQUISITION, L.L.C., a Delaware limited liability company; NEW ENGLAND ACQUISITION, LLC, a Delaware limited liability company; EUPHORIA ACQUISITION, LLC, a Delaware limited liability company; NEW ENGLAND INSTITUTE OF TECHNOLOGY AT PALM BEACH, INC., a Florida corporation; LCT ACQUISITION, LLC, a Delaware limited liability company; NN ACQUISITION, LLC, a Delaware limited liability company and LTI HOLDINGS, LLC, a Colorado limited liability company (individually and collectively, the “Borrower”), and STERLING NATIONAL BANK (the “Bank”).

R E C I T A L S:

A.          Pursuant to that certain Credit Agreement dated as of March 31, 2017 (the “Credit Agreement”), the Bank agreed to make available to Borrower (i) that certain line of credit facility in the amount of $30,000,000, comprised of a $25,000,000 revolving loan designated as “Tranche A” and a $5,000,000 non-revolving loan designated as “Tranche B” (“Facility 1”), and (ii) that certain line of credit facility in the amount of $25,000,000 (“Facility 2”) (collectively, as amended, modified, supplemented, extended and restated from time to time, the “Loans”); the $5,000,000 non-revolving loan drawn under Tranche B has been repaid and the maximum principal amount of Facility 1 has been permanently reduced to $25 million.

B.           Borrower has requested that the Bank extend additional credit to Borrower, and the Bank has agreed to extend such additional credit subject to the terms and conditions contained in the Credit Agreement and this Amendment.

C.          Accordingly, Bank is extending a new line of credit facility in the amount of $15,000,000 (“Facility 3”) as evidenced by that certain Revolving Note of even date herewith made by Borrower in favor of Bank (“Facility 3 Note”).

NOW, THEREFORE, in consideration of the foregoing, the terms and conditions set forth in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Borrower hereby agree as follows:

1.           Recitals.  The Recitals are incorporated as if fully set forth herein.

2.           Capitalized Terms.  Capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Credit Agreement.

3.           Definitions.  Section 1.1 of the Credit Agreement is hereby amended as follows:

“Facilities” means, collectively, Facility 1, Facility 2, and Facility 3.

“Facility 3” means that certain $15,000,000 revolving line of credit, secured by a cash collateral account funded in an aggregate amount equal to the amount outstanding of any draws on the revolving line of credit, pursuant to the terms provided for in Section 2.1(c) hereof and in the Pledge Agreement, for the purposes of financing for working capital and other general corporate purposes required by Borrower to support its normal operations.

“Facility 3 Note” means that certain Revolving Note in the maximum principal amount of $15,000,000.00 evidencing the Revolving Loans made under Facility 3.

“Revolving Facility Amount” means an aggregate amount of $70,000,000 consisting of a maximum principal amount of $30,000,000 for Facility 1, a maximum principal amount of $25,000,000 for Facility 2 (inclusive of the sublimit available for the issuance of Letters of Credit of up to $10,000,000), and a maximum principal amount of $15,000,000 for Facility 3.

“Revolving Note” means a collective reference to the promissory notes evidencing the Revolving Loans for each of Facilities 1, 2 and 3 and/or the Letters of Credit issued under Facility 2, as applicable, payable to the order of the Bank in form acceptable to the Bank.

4.           Loans.  (a) Section 2.1(a) of the Credit Agreement is hereby deleted and the following is inserted in place thereof:

"Revolving Loans Under Tranche A of Facility 1, Facility 2 and Facility 3; Advance of Tranche B Non-Revolving Loan Under Facility 1.  Subject to the terms and conditions hereof, the Bank may make revolving credit loans (each a “Revolving Loan” and, collectively, the “Revolving Loans” or the “Loans”) under each of Tranche A of Facility 1, Facility 2, and Facility 3 to the Borrower from time to time during the Availability Period in an aggregate principal amount at any one time outstanding which does not exceed the Revolving Facility Amount of the respective Facility; provided, however that Tranche B of Facility 1 shall be advanced on a one-time, non-revolving basis.  During the Availability Period, within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, repay pursuant to Section 2.6 and reborrow under this Section 2.1 with respect to the Facilities.”

  (b)          Section 2.1(c) of the Credit Agreement is hereby deleted and the following is inserted in place thereof:

“Cash Collateral Account.  Throughout the term of the Facilities and while any Letters of Credit under Facility 2 and/or Revolving Loans under Facility 2 and Facility 3 are outstanding, the Borrower shall maintain a cash collateral account with the Bank (the “Cash Collateral Account”).  The minimum amount of monies on deposit in the Cash Collateral Account shall at all times be no less than an amount equal to 100% of the aggregate Stated Amount of all outstanding Letters of Credit made under Facility 2 plus all Revolving Loans made under Facility 2 and Facility 3.  Prior to the Bank making any Revolving Loan under Facility 2 or Facility 3, or issuing any Letter of Credit under Facility 2, the Parent shall deposit, in immediately available funds, an amount necessary into the Cash Collateral Account so that the requirements set forth in the previous sentence are satisfied.  The Borrower represents to the Bank that all monies in the Cash Collateral Account will be owned by the Parent and consequently the Cash Collateral Account shall be titled in the Parent’s name; in the event, however, that any Borrower (other than the Parent) has any interest in or ownership of such monies, the Parent is hereby appointed as agent of said Borrower for all purposes relating to such Cash Collateral Account, including the opening thereof and any distribution of monies therefrom.  Pursuant to the Pledge Agreement, the Borrower has granted, and does hereby grant, to the Bank as security for the Obligations, a first and only lien on and security interest in and to the Cash Collateral Account and all monies deposited therein and all proceeds thereof. The Letters of Credit are presently secured by cash collateral, and the Borrower hereby authorizes the Bank to deposit such existing cash into the Cash Collateral Account.   The Parent agrees that in the event of a drawing under any Letter of Credit the Bank is authorized to immediately debit the amount thereof from the Cash Collateral Account as reimbursement therefor.  Upon the occurrence of an Event of Default, in addition to all other remedies set forth in the Loan Documents, the Bank shall be entitled to apply the funds on deposit in the Cash Collateral Account to the Obligations, in such order of application as the Bank may in its sole discretion elect.”

The remaining provisions of Section 2.1 of the Credit Agreement remain unchanged and in full force and effect.

5.           Note.     Section 2.3 of the Credit Agreement is hereby deleted and the following is inserted in place thereof:

“Note.  Loans under Facility 1 shall be evidenced by the Facility 1 Note.  Loans under Facility 2 shall be evidenced by the Facility 2 Note.  Loans under Facility 3 shall be evidenced by the Facility 3 Note.  Borrower agrees that, absent manifest error, the records of the Bank will be conclusive with respect to the Loans, including the amounts borrowed, the amounts repaid, the outstanding principal balance and all interest payments.”

6.           Repayment of Loans. Section 2.5 of the Credit Agreement is hereby deleted and the following is inserted in place thereof:

“Repayments of the Loans.  The Borrower hereby unconditionally promises to pay to the order of the Bank the then unpaid principal amount of each Revolving Loan (including any amounts outstanding under Tranche A and Tranche B of Facility 1 and under Facility 2 and under Facility 3) on the Revolving Maturity Date.”

7.           Revolving Loans. Section 3.1(A)(a) of the Credit Agreement is hereby amended to include the following as subsection (iii):

“Facility 3.  The Borrower shall pay to the Bank interest on the unpaid principal amount of each Revolving Loan made by the Bank to the Borrower under Facility 3 for the period commencing on the date of such Revolving Loan until such Revolving Loan shall be paid in full, at a rate per annum equal to the greater of (x) the Prime Rate plus 0.00%, and (y) 3.50%.  Any change in the interest rate resulting from a change in the Prime Rate shall be effective as of the opening of business on the day on which such change in the Prime Rate becomes effective.”

The remaining provisions of Section 3.1 of the Credit Agreement shall remain unchanged and in full force and effect.

8.           Unused Facility Fee. Section 3.3 is hereby deleted and the following is inserted in place thereof:

“Unused Facility Fee.  The Borrowers agree to pay to the Bank an unused facility fee (“Unused Facility Fee”) on the average daily unused balance of Facility 1 from and including the Effective Date to but excluding the Revolving Maturity Date at a rate per annum equal to one-half of one percent (0.50%). The Unused Facility Fee is calculated based on a year of 360 days for the actual number of days elapsed. The accrued Unused Facility Fee shall be paid on the first day of each Fiscal Quarter, in arrears.  For the avoidance of doubt, there is no Unused Facility Fee due upon the average daily unused balance of Facility 2 or Facility 3 at any time.”

9.           Each Revolving Loan or Letter of Credit. Section 5.2(c) is hereby deleted and the following is inserted in place thereof:

“At the time of and at all times after the issuance of any Letter of Credit, the aggregate amount of all outstanding Letters of Credit issued under Facility 2 and any advances made thereunder plus the requested Letters of Credit under Facility 2, together with all outstanding Revolving Loans advanced under Facility 2 and Facility 3 shall not, in the aggregate, exceed the amount in the Cash Collateral Account.”

The remaining provisions of Section 5.2 of the Credit Agreement shall remain unchanged and in full force and effect.

10.         Reaffirmation of Credit Agreement.  Borrower acknowledges and reaffirms its obligations under the Credit Agreement, and Borrower acknowledges and agrees that it has no claims against the Bank, or any offsets or defenses with respect to the payment of any sums due under the Facilities or any Loan Document, or with respect to the enforcement of the Loan Documents.

11.         Confirmation of Representations and Warranties.  Borrower hereby (a) confirms that all of the representations and warranties set forth in the Credit Agreement are true and correct in all material respects (provided that if any representation or warranty is by its terms qualified by concepts of materiality, such representation or warranty is true and correct in all respects), except to the extent any representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct as of such earlier date, and (b) covenants to perform its obligations under the Credit Agreement and all other Loan Documents.

12.         Conditions to Effectiveness.  This Amendment shall become effective as of the date on which each of the following conditions has been satisfied (the “Effective Date”):

 (a)          Borrower shall have executed and delivered to Bank this Amendment and the Facility 3 Note duly executed by an authorized officer of Borrower;

 (b)          Borrower shall have paid to the Bank a Facility 3 origination fee of $75,000.00; and

 (c)          all representations and warranties of Borrower contained herein shall be true and correct as of the Effective Date, except to the extent that such representation or warranty relates to a specific date, in which case such representation and warranty was true as of such earlier date, and such parties delivery of their respective signatures hereto shall be deemed to be its certification thereof.

13.         Fees and Expenses.  In consideration of the Bank entering into this Amendment, Borrower shall be responsible for the payment of Bank’s counsel’s fees incurred in connection with Facility 3, including the preparation of this Amendment, and certain other loan administrative matters related to the Loan Documents.

14.         Reference to the Effect on the Credit Agreement.  Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Credit Agreement as modified by this Amendment.

15.         Affirmation.  Except as specifically modified pursuant to the terms hereof, the Credit Agreement, and all other Loan Documents (and all covenants, terms, conditions and agreements therein), shall remain in full force and effect, and are hereby ratified and confirmed in all respects by Borrower.  Borrower covenants and agrees to comply with all of the terms, covenants and conditions of the Loan Documents, as modified hereby, notwithstanding any prior course of conduct, waivers, releases or other actions or inactions on Bank’s part which might otherwise constitute or be construed as a waiver of or amendment to such terms, covenants and conditions.

16.         Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW JERSEY, WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF.

17.         Headings.  Section headings in this Amendment are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

18.         Counterparts.  This Amendment may be executed in counterparts, and all counterparts taken together shall be deemed to constitute one and the same instrument.

[signatures appear on successive pages]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the year and date first set forth above.

LINCOLN EDUCATIONAL SERVICES CORPORATION

By:	/s/ Brian K. Meyers
Brian K. Meyers
Chief Financial Officer

LINCOLN TECHNICAL INSTITUTE, INC.

By:	/s/ Brian K. Meyers
Brian K. Meyers
Treasurer

NASHVILLE ACQUISITION, L.L.C.

By:	/s/ Brian K. Meyers
Brian K. Meyers
Treasurer

SOUTHWESTERN ACQUISITION, L.L.C.

By:	/s/ Brian K. Meyers
Brian K. Meyers
Treasurer

NEW ENGLAND ACQUISITION, LLC

By:	/s/ Brian K. Meyers
Brian K. Meyers
Treasurer

EUPHORIA ACQUISITION, LLC

By:	/s/ Brian K. Meyers
Brian K. Meyers
Treasurer

NEW ENGLAND INSTITUTE OF TECHNOLOGY AT PALM BEACH, INC.

By:	/s/ Brian K. Meyers
Brian K. Meyers
Treasurer

LCT ACQUISITION, LLC

By:	/s/ Brian K. Meyers
Brian K. Meyers
Treasurer

NN ACQUISITION, LLC

By:	/s/ Brian K. Meyers
Brian K. Meyers
Treasurer

LTI HOLDINGS, LLC

By:	/s/ Brian K. Meyers
Brian K. Meyers
Treasurer

STERLING NATIONAL BANK

By:	/s/ Charles W. Jones
Charles W. Jones
Managing Director